EX-99-B.8.23

                                     FORM OF
                               FIFTH AMENDMENT TO
                             PARTICIPATION AGREEMENT

       THIS FIFTH AMENDMENT TO THE PARTICIPATION AGREEMENT ("Fifth Amendment") is made and entered into as of the 1st day of May 1998, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the "Trust"), AETNA LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A of the Original Agreement (hereinafter defined) (the "Accounts") and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS").

                                   WITNESSETH

       WHEREAS the Trust, the Company and MFS are parties to a Participation Agreement dated April 30, 1996, as supplemented by First Amendment to Participation Agreement dated September 3, 1996, Second Amendment to Participation Agreement dated March 14, 1997, Third Amendment to Participation Agreement dated November 28, 1997, and Fourth Amendment to Participation Agreement dated as of May 1, 1998 (collectively the "Original Agreement"); and

       WHEREAS the Trust, the Company and MFS now desire to modify the Original Agreement.

       NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A attached hereto;

2. The Original Agreement, as supplemented by this Fifth Amendment, is ratified and confirmed; and

3. This Fifth Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

       IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date first above written.

AETNA LIFE INSURANCE AND ANNUITY COMPANY                MFS VARIABLE INSURANCE TRUST
By its authorized officer,                              on behalf of the Portfolios.  By its authorized
                                                        officer and not individually,

By: _______________________________                     By: _______________________________

Name: Laurie M. LeBlanc                                 Name: _____________________________

Title: Vice President                                   Title: ____________________________

MASSACHUSETTS FINANCIAL SERVICES COMPANY
By its authorized officer,

By: _______________________________

Name: _____________________________

Title: ____________________________

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

----------------------------------------------------------------------------------------------------------------------
 Name of Separate Account and Date Established      Policies Funded by Separate     Portfolios Applicable to Policies
             by Board of Directors                            Account
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
          Variable Annuity Account B                     Variable Annuity               World Governments Series
            (Est. October 18, 1976)                                                        Total Return Series
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
          Variable Annuity Account C                     Variable Annuity               World Governments Series
            (Est. October 18, 1976)                                                        Total Return Series
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
            Variable Life Account B                        Variable Life                World Governments Series
             (Est. June 18, 1986)                                                          Total Return Series
----------------------------------------------------------------------------------------------------------------------